EXHIBIT (c)(5)


                                                              Confidential/Draft




                               Presentation to:



                               PROJECT ROUNDTRIP





                               October 17, 2000




                               LEHMAN BROTHERS


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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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CENDANT VERSUS FORD: COMPARATIVE OFFER PREMIUMS/DISCOUNTS

[Graph 1 A graph of comparative offer premiums showing Cendant's offer of $29 per Avis share is 14% above Avis' 52 week high stock price, 23% above Avis' stock price one month prior to the offer and 117% above its 52 week low.]

[Graph 2 A graph of comparative offer premiums and discounts showing Ford's offer of $30 per Hertz share is 41% below Hertz's 52 week high stock price, 6% below Hertz's stock price one month prior to the offer and 24% above its 52 week low.]



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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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AVIS FORWARD P/E RELATIVE TO HERTZ PRIOR TO CENDANT OFFER

[Line Graph showing price to forward earnings ("Forward P/E") showing Avis relative to Hertz between 8/14/98 and 8/14/00 (one day prior to Cendant's offer); Avis' Forward P/E relative to the Hertz Forward P/E ranged between a high of 82% and a low of 48%, with a median of 65%.]




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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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FORD OFFER FOR HERTZ



o Morgan Stanley Dean Witter's analysis of going-private transactions used in its opinion for Travelers Property Casualty Corp.(1) indicates that the average price increase from initial offer to final offer for all such transactions was 3.91%.(2)



                                          Hertz                           Implied Avis Price as a % of Hertz(3)
                                          IBES            P/E             ------------------------------------
                           Price          2001E         Multiple          48%            65%             82%
                           -----          -----         --------          ---            ---             ---

Ford Offer                 $30.00         $3.44           8.7x           $17.37         $23.52          $29.68
3.91% Increase             $31.17         $3.44           9.1x           $18.05         $24.44          $30.84
10.0% Increase             $33.00         $3.44           9.6x           $19.11         $25.88          $32.65





---------------
(1) Filed on March 23, 2000.
(2) For transactions where price data was available.
(3) Based on Avis management's 2001 earnings estimates of $4.15 per share.

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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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STOCK PRICE PERFORMANCE

[Bar Graph  1 showing  stock  price     [Bar  Graph  2   showing   stock   price
performance  for the S&P 500,  Avis     performance  for the S&P 500, Avis and a
and a peer group (1) between peer group (1) between 8/14/00 and 9/24/97 and 8/14/00; the S&P 500 10/16/00; the S&P 500 decreased 7%, Avis
increased  57%, Avis  increased 50%     (2)  increased  14% and the  peer  group
and the peer group decreased 17%.]      decreased 18%.]




---------------
(1) PEER GROUP INCLUDES HERTZ, BUDGET, DOLLAR, AND ANC.
(2) USING AVIS BID PRICE OF $29.


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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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COMPARABLE COMPANY ANALYSIS*

                                                                                                                   Peer Group
                                                                                                                     Median
                            Avis(1)            Hertz(2)         Budget(3)           Dollar         ANC(4)         (excl. Avis)
                            -------            --------         ---------           ------         ------         ------------
Price                       $29.00             $30.00            $3.06               $18.50          $5.25           NM
   % change vs. 52-Week     +13.5%(6)          -41.0%(7)        -70.1%               -23.1%         -30.6%          -35.8%
   High(5)
   % change vs. 52-Week     +116.7%            +23.7%(7)         +0.2%               +62.6%         +16.7%          +20.2%
   Low(5)

Earnings Estimates:
   LTM EPS                  $2.82               $3.32            $0.07                $2.98         -$1.30            NM
   2000E EPS(8)              3.13                3.25             0.50                 3.07           1.17            NM
   2001E EPS(8)              4.00                3.44             0.68                 3.30           1.57            NM

Price/Earnings:
   LTM EPS                  10.3x                9.0x             NM                   6.2x           NM             7.6x
   2000E EPS(8)              9.3x                9.2x             6.1x                 6.0x           4.5x           6.1x
   2001E EPS(8)              7.3x                8.7x             4.5x                 5.6x           3.3x           5.1x
Firm Value(9) /LTM Revenue   2.06x               2.17x            1.78x                2.22x          1.54x          1.97x

* All information at or for the last twelve months ended 6/30/00 unless otherwise noted. Market prices as of 10/16/00.
(1) Avis information prior to Cendant offer on 8/14/00; offer price of $29 used for calculations.
(2) Hertz information prior to Ford offer on 9/20/00; offer price of $30 used for calculations.
(3)  Excludes one-time restructuring charge of $105.4 million.
(4) Excludes one-time pre-tax restructuring charges of $40.5 million for the 4th quarter of 1999 and $5.5 million for the first 2 quarters of 2000.
(5)  52-Week High/Low as of 10/16/00 unless otherwise noted.
(6)  52-Week High/Low as of 8/14/00.
(7)  52-Week High/Low as of 9/20/00.
(8)  IBES median estimates.
(9) Calculated as market capitalization plus total debt, minority interest and preferred equity less cash.

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PROJECT ROUNDTRIP                                             CONFIDENTIAL DRAFT
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AVIS EARNINGS - SENSITIVITY TO T&M INFLATION



                                                                       Year Ended December 31,
                                                         ---------------------------------------------------------
                                                          2000         2001         2002        2003         2004         CAGR(2)
                                                         ------       ------       ------      ------       ------       -------
IBES Estimates (1)                                       $3.13        $4.00        $4.66       $5.43        $6.32        19.2%
                                                         ------       ------       ------      ------       ------       -------
Avis Management Estimates                                $3.23        $4.15        $4.83       $5.58        $6.48        19.0%
Impact of 100 bps Reduction in T&M Inflation (5)         -            (0.48)       (1.00)      (1.57)       (2.20)       N/A
                                                         ------       ------       ------      ------       ------       -------
Adjusted Avis Earnings                                   $3.23        $3.67        $3.83       $4.01        $4.28         7.3%

                                                                  Implied Future Per Share Values (3)
                                                         ---------------------------------------------------------
        Terminal      7.0x                               $22.61       $25.71       $26.81      $28.07       $29.97
        Values        8.0x                               $25.84       $29.38       $30.64      $32.08       $34.25
                      9.0x                               $29.07       $33.05       $34.47      $36.09       $38.54

                                                          Present Value of Implied Future Price/Share Values (4)
                                                         ---------------------------------------------------------
        Terminal      7.0x                               $21.86       $21.15       $18.77      $16.72       $15.20
        Values        8.0x                               $24.98       $24.17       $21.45      $19.11       $17.37
                      9.0x                               $28.10       $27.19       $24.13      $21.50       $19.54


----------------
(1) Median IBES estimates for 2000 and 2001, thereafter grown at median long-term growth rate of 16.5%.
(2)  Compound annual growth rate for 2000 - 2004
(3)  Based on Adjusted Avis Earnings
(4)  Using a discount rate of 17.5%
(5)  Avis management using T&M inflation of 2.77% in its financial projections.